Exhibit 99.2
Proposed Corporate Governance Measures
     The hearing to finally approve the settlement agreement is currently scheduled for January 30, 2009. Upon final approval of the settlement agreement by the court and provided that all of the other settlement conditions have been satisfied, McAfee, Inc. (the “Company”) shall maintain and/or adopt certain corporate governance measures within three months. The settlement agreement also provides that the corporate governance measures shall be operative for a four-year period unless otherwise provided therein. The following excerpt of the settlement agreement sets forth the corporate governance measures:
     Compensation Practices
     A. Policies and Procedures
          (a) The Board of Directors (“Board”) or the Compensation Committee of the Board shall maintain a reasonable and responsible set of assumptions, policies and procedures for determining Section 16 executive officer compensation. (E.g., Company compensation levels should be compared to similar-sized businesses in similar industries or with similar operating profiles.)
          (b) Transparent, objective measures for Section 16 executive officer compensation shall be maintained for all cash variable and non-cash variable compensation, including bonuses, stock options, restricted share grants and benefits.
          (c) Stock option grants, restricted share grants and other forms of equity incentives made to Section 16 executive officers shall be disclosed as required by the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.
          (d) Repricing of stock options to Section 16 executives shall be prohibited, absent prior specific shareholder approval unless necessary to correct any incorrectly dated grants or in connection with any tender offer for mispriced options.
          (e) The Compensation Committee shall set, in writing, annual performance goals for each Section 16 executive officer of the Company in collaboration with the CEO. The Compensation Committee shall, in collaboration with the CEO (except with respect to the CEO), at least annually evaluate each executive officer’s performance against such goals and recommend compensation (including cash bonuses, stock options, restricted shares, performance shares, or other performance-based compensation) in view of whether the goals have been achieved.
          (f) At least once per year for the next three years the Compensation Committee shall select and retain an independent compensation consultant to conduct a comparative study of the Company’s Section 16 executive officer compensation policies, practices, and procedures relative to other public companies and prepare and submit a report to the Compensation Committee.
          (g) Unless otherwise necessary to appropriately staff board committees, no more than two directors who serve on the Compensation Committee shall simultaneously serve on the Audit Committee.
          (h) No director shall serve on the Compensation Committee for more than five consecutive years (commencing in 2007 and counting forward).
     Stock Option Plans and Agreements
          (a) All stock option agreements shall clearly define the exercise price, the grant date and the exercise price of option grants. Except for the Company’s employee stock purchase plan, in no event shall the exercise price of a stock option be determined by reference to the fair market value of the Company’s stock on a day other than the grant date of the award. The fair market value of the Company’s stock on an option grant date shall be the closing price for a share of the Company’s common stock on such day as reported on the New York Stock Exchange (“NYSE”) (or any such other nationally recognized exchange on which the Company’s common stock may be listed). If a grant is made on a date the NYSE (or such other exchange) is closed, then the closing price of the last trading day will be used.

          (b) The Compensation Committee shall maintain a policy to the effect that, and all subsequent stock option plans shall include the following phrase, whether subject to stockholder approval or not: “The date of grant of an option shall, for all purposes, be the date on which the Board or Compensation Committee makes the determination granting such option or, in the event that the Compensation Committee meeting takes place during a period in which the trading window is closed, on such future date as the Board specifies at that time (e.g., three days after the Company’s next public earnings announcement). Notice of the determination shall be given to each individual to whom an option is so granted promptly but in no event more than three weeks after the date of such grant. Determination shall be defined as including at a minimum, the number of options granted to each individual and the terms of such options.”
          (c) The Company’s stock option plans (excluding any employee stock purchase plan awards or any stock options granted pursuant to an agreed-to exchange ratio in an acquisition transaction) shall not permit the granting of stock options at below fair market value on the date of grant.
          (d) The Company shall maintain appropriate documentation for proper disclosure and accounting, and shall comply with applicable legal requirements for accounting and disclosure of equity incentive compensation.
     B. Granting of Stock Option Awards
          (a) Authority to grant stock option awards shall be limited to the full Board or the Compensation Committee and shall not be delegated to any other person or body.
               (i) Both the full Board and the Compensation Committee shall be comprised of an independent majority meeting the independence standards as required by the Securities and Exchange Commission (“SEC”) and the NYSE, as applicable.

               (ii) To the extent that the rules of the NYSE (or such other exchange, if applicable) require specific expertise for Compensation Committee members, the Company shall comply with such rules.
          (b) All grants shall be made only at a meeting of the Compensation Committee or the Company’s Board and not by unanimous written consent. Corporate counsel shall attend any and all meetings where options are granted and shall promptly prepare minutes of the meeting.
          (c) Periodically, and at least once annually, the independent members of the Board of Directors shall review the actions of the Compensation Committee to monitor compliance with this Corporate Governance reform.
          (d) The body authorized to grant stock options shall be specified in the Compensation Committee Charter and any new or subsequent equity incentive plan, whether subject to stockholder approval or not.
          (e) Written documentation identifying grantees, amounts, and prices of all stock options and equity awards granted on a particular date shall be complete on the date of grant and recorded in minutes of the Compensation Committee prepared by counsel promptly following the date of grant and shall be transmitted to the Company’s legal and accounting departments as soon thereafter as is reasonably practicable (but, in any case, within three weeks of the Compensation Committee action).
          (f) The Company shall comply with the SEC’s requirements for specific disclosure of grants of equity incentives to Section 16 executive officers.
          (g) The Company shall maintain all records relating to all stock option grants until at least six years after the expiration of the pertinent stock options.
     C. Timing of Option Grants
          (a) Stock options granted to all officers, directors, consultants and employees shall be granted only on regularly scheduled dates, which shall be set by the Compensation Committee.

          (b) The Compensation Committee shall maintain an equity incentive policy pursuant to which the Compensation Committee shall generally make grants quarterly at meetings of the Compensation Committee, with such grants to become effective on the date of the meeting or promptly upon the opening of trading windows in the event that the Compensation Committee meeting occurs during a period in which the trading window is closed.
          (c) Exceptions to Sections C(a) and C(b) above shall be stock options awarded in connection with the hiring of a new employee and instances in which the Board or Compensation Committee determines that it is in the best interests of the Company to grant an equity award outside of a regularly scheduled meeting (e.g., equity awards that the Board or Compensation Committee believes are necessary for employee retention; equity awards in connection with acquisitions or similar transactions).
          (d) The grant date shall be the same date the Board or the Compensation Committee takes action to grant the option or, in the event that the Compensation Committee meeting occurs during a period in which the trading window is closed, on such future date as the Board specifies at that time (e.g., three days after the Company’s next public earnings announcement).
          (e) Section 16 executive officers shall be prohibited from determining the grant date of any stock option award.
     Shareholder-Nominated Directors
     D. Nomination Procedures
          (a) The Board shall establish a procedure, to be conducted by the Governance and Nominations Committee of the Board, to elicit, receive and consider nominations for the Board from each individual or entity holding more than five percent of the Company’s common stock.
          (b) The procedure for identifying and nominating these directors shall be as detailed below:

               (i) The Company’s website will provide information regarding how each individual or entity holding more than five percent of the Company’s common stock may contact the Secretary of the Company, who, after qualifying the communication, shall promptly forward the name(s) of candidates for the Board from such shareholder(s) to the Governance and Nominations Committee.
               (ii) The Governance and Nominations Committee will annually contact shareholders, which own greater than five percent of the Company’s outstanding common stock (as evidenced by Schedule 13D or 13G filings as of a date certain prior to the commencement of the annual process of eliciting and/or receiving shareholder recommendations for candidates for the Board). The Nominations and Governance Committee shall consult with the Plaintiffs or their representatives in connection with the initial preparation and description of this process.
               (iii) An appropriate review, including background information and interviews of prospective candidates will be conducted and qualified candidates will be sent to the Governance and Nominations Committee for review.
               (iv) The Governance and Nominations Committee shall consider in good faith any potential director recommended pursuant to the foregoing procedure.
          (c) At least annually, the Nominations and Governance Committee will discuss, with five percent or greater shareholders which recommended candidates, the nomination process and why recommended candidates were included or not included in the Company’s slate of nominated directors.
          (d) At the Company’s annual meeting for 2009, the Company shall submit a proposal to its shareholders requesting approval of an amendment to the Company’s certificate of incorporation to gradually eliminate the current staggered Board of Directors, such that the Board of Directors shall be declassified over three years.

          (e) Prior to the Company’s annual meeting for 2009, the Company shall amend its bylaws to provide that all director nominees must receive the affirmative vote of a majority of votes cast in order to be elected or reelected.
     Directors
     E. Director Independence
     At least three quarters of the members of the Board shall be “independent directors,” as defined below.
          (a) No director shall qualify as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company must identify which directors are independent and disclose the basis for that determination.
          (b) A director is not independent if:
               (i) The director is, or has been within the last three years, an employee of the Company, or an immediate family member (as defined by NYSE or other applicable exchange rules) is, or has been within the last three years, an executive officer of the Company.
               (ii) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee compensation (e.g., fees and equity awards) and pension or other forms of deferred compensation for prior service.
               (iii) (A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.
               (iv) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
               (v) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company or property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.
          (c) Independent directors shall be limited to serving on the Boards of no more than five public companies, including the Company, unless the other independent directors consent.
     F. Director Stock Ownership
     The Company shall retain a compensation consultant to advise the Board as to best practices regarding share ownership guidelines for its directors that are designed to align the interests of the Board with those of shareholders, taking into account that share ownership guidelines to ensure that Board members have a sufficient stake in the Company to share in the financial fortunes of shareholders, while also considering the appropriate financial planning and needs of individual directors. The Board shall reassess the Company’s share ownership guidelines periodically.
     G. Meetings in Executive Session
     The Board shall hold an executive session at each meeting of the Board at which employee directors are not present.

     H. Lead Independent Director
     In the event that the Company does not have a non-Executive Chairman of the Board, the independent members of the Board shall elect an independent director by secret ballot to act in a lead capacity to coordinate the other independent directors, as described below. The holder of the Lead Director position shall rotate at least once every five (5) years (with that period beginning as of the Effective Date of this agreement). The Lead Director shall be responsible for coordinating the activities of the independent directors. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Director’s role), the specific responsibilities of the Lead Director are to advise the Chairman of the Board to undertake, or otherwise undertake, the following:
          (a) determine an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of the Company’s operations;
          (b) prepare agendas for the Board and Committee meetings, and request Committee Chairpersons similarly prepare agendas for their Committee meetings;
          (c) assess the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties, including, as appropriate, specific requests of the Company’s management for the inclusion of certain materials for the Board;
          (d) review the retention of consultants who report directly to the Board;
          (e) ensure that the Governance and Nominations Committee oversees compliance with and implementation of the Company’s corporate governance policies and ensures that the Chairman of the Governance and

Nominations Committee oversees the process to recommend revisions to the Company’s corporate governance policies;
          (f) ensure that the Audit Committee oversees compliance with an implementation of the Company’s Accounting, Internal Audit and Independent Audit policies and procedures and ensures that the Audit Committee chair is qualified to, and properly discharges his or her duties with respect thereto;
          (g) coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, and act as principal liaison between the independent directors and the Chairman of the Board and/or Chief Executive Officer on sensitive issues;
          (h) evaluate, along with the members of the Compensation Committee and the full Board, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board’s evaluation; and
          (i) the Lead Director shall have the authority to retain such counsel or consultants as the Lead Director deems necessary to perform his or her responsibilities.
     Accounting Practices and Procedures
     I. Accounting Oversight
          (a) Maintain an independent Audit Committee (the members of which shall be independent, non-employee directors as required by Rule 10A-3 of the Securities Exchange Act) which reports directly to the Board, not executive officers.
          (b) The members of the Audit Committee should be financially literate as may be required by the rules of the NYSE.
          (c) Maintain an internal audit department or outsourced internal audit function as required by the rules of the NYSE, which is adequately staffed and supervised, is independent of the accounting department and reports directly to the Audit Committee.

          (d) The members of the Audit Committee periodically shall review whether the Company’s internal audit function is best served by maintaining such function internally or by outsourcing it.
          (e) Maintain or designate an independent ethics compliance officer (or ethics compliance committee) includes at least one person, such as an internal audit professional, who reports to the Board or Audit Committee independently of management.
          (f) Provide a whistleblower telephone hotline, with alternative reporting mechanisms including suggestion boxes, a telephone number or email address.
          (g) Adopt written policies protecting whistleblowers, and include such policy within the Company employee handbook.
          (h) Routinely remind employees of whistleblower options and whistleblower protections in no less than annual employee communications.
          (i) Maintain an established internal control framework (e.g., “Internal Control — Integrated Framework; Committee of Sponsoring Organizations of the Treadway Commission,” 1994) (see also the Treadway Commission’s “Recommendations for the Public Company”).
          (j) Management shall annually assess the adequacy of the Company’s internal controls with regard to stock-based compensation and shall report its assessment in the Company’s annual report on internal controls pursuant to section 404 of the Sarbanes-Oxley Act.
     J. CFO Quarterly Financial Review
     At each regularly scheduled Board meeting, the Company’s Chief Financial Officer or designee shall provide a report that includes quarterly and year-to-date financial results that include the Company’s financial condition and prospects and, as appropriate under the circumstances, discuss the reasons for material increases or decreases in expenses and liabilities, if any; and/or revenues and earnings, if any, including any modification or adjustment of reserve accounts or contingencies.
     K. Internal Audit Function
     The Company shall continue to maintain an internal audit function or outsource an internal audit function. The Internal Auditor Director, who shall be appointed by the Board or the Audit Committee and who will report to the Audit Committee at least quarterly, shall monitor the Company’s compliance with the internal control environment, and have such other responsibilities as directed by the Audit Committee. The Internal Auditor Director shall be responsible for devising an Internal Audit Plan for each fiscal year which will be presented to and approved by the Audit Committee of the Board. The Internal Audit Plan shall include assessment of the internal controls environment in order to ensure that appropriate financial reporting procedures are in place and being followed by the Company’s employees. Appropriate Company operations, as dictated by the Internal Audit Plan, shall be subject to an internal audit review each year. A written report shall be prepared for each internal audit performed describing the internal audit’s findings, opinions and recommendations, if any. As appropriate, after review and comment from potentially impacted operational departments, these written reports (together with any response from potentially affected departments) shall be directed to the Audit Committee.
     L. Revenue Recognition and Other Accounting Policies
     The Chief Financial Officer shall be responsible for ensuring that the Company’s revenue recognition policy conforms to the requirements of the Securities Acts, the SEC and Generally Accepted Accounting Principles (“GAAP”), as currently in effect or as amended, and is implemented and utilized throughout the Company. The Chief Financial Officer shall report to the Board or the Audit Committee periodically regarding the operation of this policy. The Chief Financial Officer shall ensure that the Company has a revenue recognition training program that includes senior sales personnel. Any questions regarding the Company’s revenue recognition policy, or its application, shall be directed to the Company’s trained revenue accounting staff, who shall, as appropriate, inform the Chief Financial Officer.
     Responsible Corporate Practices
     M. Insider Trading Controls
     The General Counsel of the Company shall be appointed as the Insider Trading Compliance Officer, responsible for ensuring compliance with the Company’s insider trading and confidentiality policy. The Company has adopted, and the Insider Trading Compliance Officer (or a committee consisting of two of the Company’s Chief Financial Officer, the Company’s General Counsel and outside counsel) shall be responsible for monitoring and updating (with Board involvement and approval), a comprehensive program (the “Trading Compliance Program”) designed to ensure compliance with the Company’s trading policies. The Insider Trading Compliance Officer will be responsible for direct oversight of the Trading Compliance Program and members of the Board will have direct access to the Insider Trading Compliance Officer, including the opportunity to meet with such officer outside the presence of any other member of management. In addition to the above:
          (a) The Insider Trading Compliance Officer shall be responsible for pre-clearing all transactions by the Company’s directors or those employees subject to section 16 of the Securities Exchange Act (other than transactions pursuant to pre-approved 10b5-1 plans).
          (b) The Company will take reasonable steps to ensure that all directors and officers file all trading forms required by the SEC to be filed by them concerning trading by directors, officers, and executive employees of the Company.
          (c) Failure to comply with the Company’s trading policy will result in appropriate sanctions, including potential disgorgement by the individual to the Company of all profits from the transaction, termination, or other appropriate disciplinary action as determined by the Board.

          (d) The Company’s trading policy shall prohibit any corporate officer or director from, directly or indirectly, “short-selling” the Company’s stock, purchasing a put option on the Company’s stock or selling a call option on the Company’s stock.
          (e) The Company’s trading policy shall contain a trading window provision that prohibits directors, officers and certain other employees from engaging in transactions involving the Company’s stock from the period beginning on the 15th day of the last month of each fiscal quarter and ending two trading days following the date of public disclosure of the financial results for that quarter.
     N. Policy Regarding Forfeiture of Bonuses and Profits from Stock Sales
     The Board shall implement a policy requiring the Company to seek disgorgement to the Company certain bonus payments and profits under the following circumstances:
          (a) If the Company is required to prepare an accounting restatement on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K, and there is a finding by a majority of the members of the Board at the time of the Restatement that restatement was due to gross recklessness or intentional misconduct of a responsible Chief Executive Officer or Chief Financial Officer causing material noncompliance with any financial reporting requirement under the federal securities laws; and
          (b) Upon a finding by a majority of the members of the Board described in Section N(a) above, the Company shall seek disgorgement of any portion of the bonus or other incentive-based or equity-based compensation related to such accounting restatement received by the responsible Chief Executive Officer or Chief Financial Officer from the Company during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error due to the gross recklessness or intentional misconduct of the responsible executive officer.

     O. Corporate Ethics, Honesty and Legal Compliance
     The Company shall maintain its Ethics First policy and otherwise comply with the corporate ethics requirements of the NYSE (or such other nationally recognized exchange, if applicable) and rules and regulations promulgated by the SEC.
     P. Shareholder Proposals
     The Company shall comply with applicable federal proxy rules and the laws of the State of Delaware regarding shareholder proposals.
     Q. Attendance at Shareholder Meetings
     Each member of the Board shall be encouraged to attend each annual shareholder meeting in person.